Exhibit 99

      Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

    The undersigned SANJAY MODY, the President, Chief Executive Officer, Treasurer and Chief Financial Officer of DISTINCTIVE DEVICES, INC. (the ?Company?), DOES HEREBY CERTIFY that:

   1 The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the ?Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

   2 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

   IN WITNESS WHEREOF, the undersigned has executed this Statement this 12th day of August, 2002.


                                        /s/ Sanjay Mody
                                        ---------------
                                        By: Sanjay Mody
                                        President, Chief Executive Officer,
                                        Treasure and Chief Financial Officer

                     Distinctive Devices, Inc